Exhibit 99.1

Tianci International, Inc. Reports Financial Results for Fiscal Quarter Ended April 30, 2026

HONG KONG/RENO, Nevada, June 22, 2026 /Access Newswire/– Tianci International, Inc. (the "Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced its financial results for the fiscal quarter ended April 30, 2026.

Third Fiscal Quarter 2026 Highlights:

•	Revenue increased, quarter-to-quarter, by 121%, as global logistics revenue increased by 19% and was complemented by revenue of $1,418,552 resulting from our initial entry into the market for mineral ores.
•	General and administrative expenses decreased from $960,583 in the quarter ended April 30, 2025 to $552,141 in the quarter ended April 30, 2026. As a result, the Company reported net income of $91,545 in the quarter ended April 30, 2026, compared to a net loss of $959,409 reported for the quarter ended April 30, 2025.

Financial Results

Revenue from logistics operations for the quarter ended April 30, 2026, which represented 53% of the Company’s overall revenue in that period, increased by 19% from the revenue generated by logistics operations during the quarter ended April 30, 2025. Meanwhile, the cost of that revenue increased by 16% from the third quarter of fiscal year 2025 to the third quarter of fiscal year 2026, as demand for logistics services increased modestly as concerns about the implementation of tariffs were reduced in the light of war in the Middle East. As a result of that modest reduction in cost of revenue, the Company’s gross profit margin attributable to logistics operations increased from 0.81% in the quarter ended April 30, 2025 to 3.73% in the quarter ended April 30, 2026.

To reduce the effect of declining demand in the Southeast Asia market, the Company intends to reorient its focus towards long-distance shipping lines, which generally produce higher profit margins. As one particular effort toward that reorientation, the Company has been accumulating an inventory of bulk chrome and manganese ore for the purpose of entering into the global commodity trade arena, and completed its initial mineral sales during the nine months ended April 30, 2026. Those sales yielded $3,239,872 in revenue and a gross profit margin of 6.88%. By applying its core resource control capabilities and supply chain integration strengths with an in-house demand for shipping services, the Company looks to release itself from dependence on local demand for shipping services.

We recorded net income of $91,545 for the quarter ended April 30, 2026, primarily due to a 43% decrease in general and administrative expenses. G&A expenses had been swollen during the quarter ended April 30, 2025 by expenses incurred as an indirect result of the public offering we completed during that earlier quarter. Our bottom line net income of $91,545 for the third quarter of 2026, therefore, compared favorably with the net loss of $947,987 that we incurred in the third quarter of 2025.

Our operations during the nine months ended April 30, 2026 reduced our cash balance by $1,687,149 to $718,203. In addition to our net loss of $594,453 for the nine month period, the greater portion of that cash drain was attributable to the increase of $957,881 in our accounts receivable balance. At April 30, 2026 our working capital was $2,596,047, a decline of $309,554 during the nine months ended April 30, 2026.

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About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific, including Hong Kong, Japan, South Korea, and Vietnam.

Starting in the current fiscal year, Roshing has expanded into global trade of bulk chrome and manganese ore by sourcing high-grade minerals directly from resource-rich regions for resale. Roshing intends to utilize optimized bulk vessel and container shipping, and provide end-to-end supply chain solutions for metallurgical and steelmaking customers.

Beyond logistics and mineral sales, Roshing generates revenue from the sale of electronic parts and business consulting services.

For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. The Company encourages investors to review other factors that may affect its future results that are discussed in the Company's filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

Financial Summary Tables

The following financial information should be read in conjunction with the financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended April 30, 2026, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.tianci-ciit.com.

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	April 30,	July 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$718,203	$2,405,352
Accounts receivable	957,880	–
Prepayment and other current assets	730,472	382,554
Inventory	282,139	215,346
Total current assets	2,688,694	3,003,252

Other assets:
Lease security deposit	21,518	23,174
Lease right-of-use asset	74,289	119,545
Total non-current assets	95,807	142,719

TOTAL ASSETS	$2,784,501	$3,145,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$–	$18,554
Income taxes payable	–	16,117
Lease liability-current	60,510	57,903
Accrued liabilities and other payables	32,137	5,077
Total current liabilities	92,647	97,651

Lease liability - noncurrent	11,390	61,403

Total liabilities	104,037	159,054

Commitments and contingencies	–	–

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding as of April 30, 2026 and July 31, 2025	–	–
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 0 and 80,000 shares issued and outstanding as of April 30, 2026 and July 31, 2025, respectively	–	8
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding as of April 30, 2026 and, July 31, 2025, respectively	–	–
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 3,618,907 and 2,361,763 shares issued and outstanding as of April 30, 2026 and, July 31, 2025, respectively*	361	236
Additional paid-in capital	6,134,805	5,846,922
Accumulated deficit	(3,482,130)	(2,862,860)
Total stockholders' equity attributable to TIANCI INTERNATIONAL, INC.	2,653,036	2,984,306
Non-controlling interest	27,428	2,611

Total stockholders’ equity	2,680,464	2,986,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,784,501	$3,145,971

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended April 30		For the nine months ended April 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING REVENUES
Global logistics services	$2,271,363	$1,901,992	$8,018,604	$6,731,768
Sale of minerals	1,418,552	–	3,239,872	–
Other revenue	620,606	46,223	754,956	276,590
Total Operating Revenues	4,310,521	1,948,215	12,013,432	7,008,358

COST OF REVENUES
Global logistics services	2,186,753	1,886,564	7,791,053	6,472,998
Cost of minerals	1,415,118	–	3,016,808	–
Other revenue	11,161	3,668	33,521	168,968
Total Cost of Revenues	3,613,032	1,890,232	10,841,382	6,641,966

Gross profit	697,489	57,983	1,172,050	366,392

Operating expenses:
Selling and marketing	30,000	63,700	119,580	163,924
General and administrative	552,141	960,583	1,623,053	1,392,187

Total operating expenses	582,141	1,024,283	1,742,633	1,556,111

(Loss) income from operations	115,348	(966,300)	(570,583)	(1,189,719)

Other income (loss) net	(86)	–	(153)	27,391

Income (loss) before provision for income taxes	115,262	(966,300)	(570,736)	(1,162,328)
Provision for income tax expenses (benefits)	23,717	(6,891)	23,717	–

Net (loss) income	91,545	(959,409)	(594,453)	(1,162,328)
Less: net income (loss) attributable to non-controlling interest	42,819	(11,422)	24,817	(7,934)

Net income (loss) attributable to TIANCI INTERNATIONAL, INC.	$48,726	$(947,987)	$(619,270)	$(1,154,394)

Weighted average number of common shares
Basic and diluted *	3,618,829	2,138,826	3,145,300	2,120,467

Income (loss) per common share attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$0.01	$(0.43)	$(0.20)	$(0.52)

Weighted average number of preferred shares A
Basic and diluted	–	–	–	–

Income (loss) per preferred share A attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$–	$–	$–	$–

Weighted average number of preferred shares B
Basic and diluted	–	80,000	4,034	80,000

(Loss) per preferred share B attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$–	$(0.43)	$(0.20)	$(0.52)

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the nine months ended April 30,
	2026	2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss)	$(594,453)	$(1,162,328)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of operating lease right-of-use asset	45,257	–
Warrants issuance to consultant	–	158,412
Debt forgiven by related party	–	–
Change in operating assets and liabilities:
Accounts receivable	(957,881)	(166,752)
Prepayment and other current assets	(334,084)	(723,733)
Inventory	221,207	–
Lease security deposit	1,656	–
Due from related party	–	–
Advances from customers	–	–
Accounts payable	(18,554)	–
Income taxes payable	(29,948)	(51,920)
Operating lease liabilities	(47,406)	–
Accrued liabilities and other payables	27,057	(53,861)
Net cash (used in) operating activities	(1,687,149)	(2,000,182)

Cash flows from financing activities:
Repayment of working capital advance to related party	–	(10,771)
Operating expenses directly paid by shareholders	–	–
Working capital advance from related party	–	8,500
Proceeds received from public or private offerings	–	5,439,333
Deferred offering costs incurred	–	(219,125)
Net cash provided by financing activities	–	5,217,937

Net (decrease) increase in cash	(1,687,149)	3,217,755
Cash, beginning	2,405,352	413,129
Cash, ending	$718,203	$3,630,884

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$53,665	$51,920

Non-Cash Activities:
Issuance common stock for inventory purchase	$288,000	$–
Conversion of preferred stock to common stock	$800	$–
Deferred offering costs net against proceeds from public offering	$–	$714,481

* * * * *

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